UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/29/2007

American Technology Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-24248

Delaware	87-0361799
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

15378 Avenue of Science, Ste 100,
San Diego, California 92128
(Address of principal executive offices, including zip code)

(858) 676-1112
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 1, 2007, our board appointed Laura Clague as an independent director to our board of directors. Ms. Clague has been named a member of our compensation committee and the chair of our audit committee. The appointment of Ms. Clague is the subject of a press release which is attached hereto as Exhibit 99.1 and incorporated by this reference.
Laura Clague, age 47, is the Executive Director and Corporate Controller of Amylin Pharmaceuticals, Inc. (NASDAQ: AMLN), a biopharmaceutical company, where she has served since 2003. From 1988 to 1999, Ms. Clague was the Director of Finance and Accounting Operations, Controller and Accounting Manager at Sony Electronics, Inc. From 1985 to 1988, Ms. Clague served as Internal Audit Supervisor at Cubic Corporation. From 1982 to 1985, Ms. Clague held various audit positions at KPMG, the last of which was audit supervisor. Ms. Clague is a certified public accountant, and has a B.S. in Business Administration from Menlo College.
Upon her appointment, Ms. Clague received a non-statutory stock option to purchase 50,000 shares of common stock under our 2005 Equity Incentive Plan. This option has an exercise price per share equal to the closing price of our common stock on the date of appointment as reported on the Nasdaq Capital Market. The option will have a five year life subject to continuing service to our company. The option will become exercisable, subject to continuing service to our company, with respect to 12,500 shares on the one-year anniversary of the date of grant; and thereafter, subject to continuing service, the option will become exercisable with respect to an additional 3,125 shares on each subsequent three-month anniversary of the date of grant, for a total of four years when the option is fully vested. Ms. Clague will also participate in our standard outside director compensation plan.
On January 29, 2007, David L. Carter gave notice of his intention to resign from our board of directors and all committees on which he served. Mr. Carter's resignation was effective upon Ms. Clague's appointment. At the time of Mr. Carter's resignation, he was chair of our nominating and governance committee and was a member of our compensation committee and our audit committee.

Item 9.01.    Financial Statements and Exhibits

Exhibit No.                 Description
99.1                 Press Release Dated February 2, 2007

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Technology Corporation

Date: February 02, 2007	By:	/s/ Thomas R. Brown
Thomas R. Brown
Chief Executive Officer, President and Interim Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release Dated 2-2-07 Clague Appointment